DEUTSCHE GLOBAL SMALL CAP VIP

N-Sar July 1, 2017 - December 31, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Altair Engineering Inc.	US021369103	11/1/2017
	$13.0	$156,000,000	$57,655	0.04%
	JPM, WB, RBC, DB, CANACCORD	RBC CAPITAL
MARKETS COPR
DEUTSCHE BOND VIP

N-Sar July 1, 2017 - December 31, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
AT&T Inc	00206REM0	7/27/2017
	$99.83	$22,500,000,000	$139,758
	0.00%		BBVA, CS, DB, GS, JPM, ML,
MIZS	JPMORGAN SECURITIES INC
AT&T Inc	00206REP3	7/27/2017
	$99.78	$22,500,000,000	$154,658
	0.00%		BBVA, CS, DB, GS, JPM, ML,
MIZS	JPMORGAN SECURITIES INC
Ashtead Capital Inc	045054AD5	8/2/2017
	$100.0	$600,000,000	$240,000	0.04%
	BCLY, CITI, DB, HSBC, JPM, LLOYDS, ML
	JPMORGAN SECURITIES INC
BAT Capital Corp	05526DBA2	8/8/2017
	$100.0	$17,250,000,000	$230,000
	0.00%		BCLY, CITI, DB, HSBC, ML, MIZS
	HONGKONG AND SHANGHAI BANKING
Credit Agricole SA/London	22535WAD9
	9/27/2017		$99.63	$1,500,000,000
	$249,085	0.02%		BCLY, DB, HSBC,
JPM	CREDIT USA INC
Discovery Communications LLC	25470DAT6
	9/7/2017		$99.88	$6,300,000,000
	$69,915	0.00%		BNP, CITI, CS,
GS, RBC	GOLDMAN SACHS
EQT Corp	26884LAE9	9/27/2017
	$99.74	$3,000,000,000	$169,555	0.01%
	CITI, CS, DB, GS, JPM, ML	CITIGROUP
GLOBAL
EQT Corp	26884LAF6	9/27/2017
	$99.92	$3,000,000,000	$129,893	0.00%
	CITI, CS, DB, GS, JPM, ML	CITIGROUP
GLOBAL
General Motors Co	37045VAQ3	8/2/2017
	$99.93	$3,000,000,000	$144,894	0.00%
	BAML, DB, GS, JPM, MS	BANK OF AMERICA NA
Morgan Stanley	61744YAL2	7/19/2017
	$100.0	$7,000,000,000	$115,000	0.00%
	BNY, DANSKE, DB, RBC	MORGAN STANLEY
Tesla Inc	88160RAE1	8/11/2017
	$100.0	$1,800,000,000	$1,160,000	0.06%
	BAML, BCLY, CITI, DB, GS, MS, RBC
	GOLDMAN SACHS
VEREIT Operating Partnership LP	92340LAC3
	8/8/2017		$99.33	$600,000,000
	$178,794	0.03%		BAML, BCLY,
CAPITAL, CITI, DB, JPM, USBI	JPMORGAN SECURITIES
INC
Andeavor Logistics LP / Tesoro Logistics Finance Corp
	03350WAA7	11/16/2017		$99.69
	$500,000,000	$25,020	0.01%
	BAC, CS, DB, GS, TD	BANK OF AMERICA NA
Andeavor Logistics LP / Tesoro Logistics Finance Corp
	03350WAB5	11/16/2017		$99.67
	$500,000,000	$59,846	0.01%
	BAC, CS, DB, GS, TD	BANK OF AMERICA NA
Andeavor Logistics LP / Tesoro Logistics Finance Corp
	03350WAC3	11/16/2017		$99.82
	$750,000,000	$34,938	0.00%
	BAC, CS, DB, GS, TD	GOLDMAN SACHS
Baker Hughes a GE Co LLC / Baker Hughes Co-Obligor
Inc	05723KAA8	12/6/2017		$100.0
	$3,950,000,000	$85,000	0.00%
	BAC, BCLY, CITI, DB, HSBC, JPM, MS
	MORGAN STANLEY
Baker Hughes a GE Co LLC / Baker Hughes Co-Obligor
Inc	05723KAC4	12/6/2017		$100.0
	$3,950,000,000	$105,000	0.00%
	BAC, BCLY, CITI, DB, HSBC, JPM, MS
	MORGAN STANLEY
Broadcom Corp / Broadcom Cayman Finance Ltd
	11134LAQ2	10/10/2017		$99.96
	$4,000,000,000	$114,948	0.00%
	BAC, BCLY, BMO, CITI, CS, DB	BANK OF
AMERICA NA
NRG Energy Inc	629377CD2	11/30/2017
	$100.0	$870,000,000	$105,000	0.01%
	CITI,DB,JPM	CITIGROUP GLOBAL
Northrop Grumman Corp	666807BP6
	10/10/2017		$99.84	$2,250,000,000
	$134,789	0.01%		BAC, DB, CS,
GS, JPM, LLOYDS, WELLS	JPMORGAN SECURITIES
INC